UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2013

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona	85701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of The Providence Service Corporation (the “Company”) was held on June 6, 2013 for the following purposes:

a)

To elect two Class 1 directors to each serve for a three year term until the 2016 annual meeting of stockholders and until his/her successor has been duly elected and qualified. Each nominee for director was elected by a vote of our stockholders as follows:

	Total Affirmative Votes	Total Votes Withheld	Total Broker Non-Votes
Richard A. Kerley	10,713,284	662,755	804,788
Christopher S. Shackelton	9,838,327	1,537,712	804,788

b)	To hold a non-binding advisory vote on executive compensation. Our stockholders approved on a non-binding advisory basis executive compensation as follows:

Votes For	11,365,635
Votes Against	4,161
Abstentions	6,243
Broker Non-Votes	804,788

c)

To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company to serve for the 2013 fiscal year. The proposal to ratify the appointment of KPMG was approved by our stockholders as follows:

Votes For	12,156,722
Votes Against	6,670
Abstentions	17,435
Broker Non-Votes	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: June 11, 2013	By:	/s/ Robert E. Wilson
	Name:	Robert E. Wilson
	Title:	Chief Financial Officer